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                                                                    Exhibit 10.6

                            INDUS INTERNATIONAL, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

     This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between John D. Gregg (the "Executive") and Indus International, Inc., a Delaware Corporation (the "Company"), effective as of October 1, 2005 (the "Effective Date").

                                    RECITALS

     1. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

     2. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his or her employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     3. The Board believes that it is imperative to provide the Executive with certain severance benefits upon the Executive's termination of employment following a Change of Control. These benefits will provide the Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

     4. Certain capitalized terms used in the Agreement are defined in Section 5 below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the continued employment of Executive by the Company, the parties agree as follows:

     1. Term of Agreement. This Agreement shall be for a one year term commencing on the Effective Date; provided, however, that the Compensation Committee may affirmatively extend the term of the Agreement at any time. The Executive may, by notice to the Company given not less than 60 days, but not more than 90 days, prior to the expiration of the then-current term, cause the term of this Agreement not to be extended. In the event that the Compensation Committee does not extend the term of the Agreement, or upon such notice of non-renewal by the Executive, the term of this Agreement shall terminate upon the expiration of the then-current term, including any prior extensions.
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     2. At-Will Employment. This Agreement is not an employment agreement and does not guarantee any specific term of employment. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between the Company and the Executive (an "Employment Agreement").

     3. Severance Benefits.

          (a) Involuntary Termination Following a Change of Control. If within twenty-four (24) months following a Change of Control (A) the Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason" (as defined herein) or the Company (or any parent or subsidiary of the Company) terminates the Executive's employment for other than "Cause" (as defined herein), and (B) the Executive signs the Company's standard separation agreement and release of claims with the Company, then the Executive shall be entitled to receive the following severance benefits from the Company: (i) a lump sum amount equal to one (1) times the sum of (x) Executive's then-current base salary plus (y) a payment equal to Executive's annual bonus target for the performance year in which the Change in Control occurs, or if such amount is not determinable, Executive's annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year; and (ii) reimbursement for full COBRA (for the Executive and any of Executive's dependents that Executive had elected to cover by Company's benefit plans during Executive's employment at the Company) expenses for the earlier of eighteen (18) months or until Executive receives health, medical and/or dental benefits, respectively, from a new employer. In addition, Executive's outstanding options to purchase shares of the Company's Common Stock (the "Options") and unvested restricted shares of the Company's Common Stock (the "Restricted Stock") shall immediately vest and, in the case of Options, become exercisable. In all other respects the Options and Restricted Stock shall continue to be bound by and subject to the terms of their respective agreements.

          (b) Timing of Severance Payments. The severance payments to which the Executive is entitled shall be paid by the Company to the Executive in a lump sum in cash within 30 days after the date of termination.

          (c) Voluntary Resignation; Termination For Cause. If the Executive's employment with the Company terminates (i) voluntarily by the Executive or (ii) for Cause by the Company, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then-existing severance and benefits plans and practices or pursuant to his or her Employment Agreement or other written agreements, if any, with the Company.

          (d) Disability; Death. If the Company terminates the Executive's employment as a result of the Executive's Disability, or the Executive's employment terminates due to his or her death, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then-existing written severance and benefits plans and practices or pursuant to his or her Employment Agreement or other written agreements, if any, with the Company.


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          (e) Termination Apart from Change of Control. In the event the
Executive's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after a twenty-four (24) month period following a Change of Control, then the Executive shall not be entitled to receive any payments, benefits, damages, awards, or compensation other than as provided under the Company's then-existing written severance and benefits plans and practices or pursuant to his or her Employment Agreement or other written agreements with the Company.

          (f) Exclusive Remedy. In the event of a termination of Executive's employment within twenty-four (24) months following a Change of Control, the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. The Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment within twenty-four (24) months following a Change in Control other than those benefits expressly set forth in this Section 3.

          (g) Termination in Anticipation of a Change of Control. If a Change of Control occurs, and if Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company (or any parent or subsidiary of the Company) for other than Cause within six (6) months prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or in anticipation of a Change of Control, then for purposes of this Section 3, such termination of employment shall be deemed to have occurred immediately following the Change of Control and Executive shall be entitled to the benefits described in Section 3(a).

     4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive
(i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance and benefits shall be either:

          (a) delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The


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Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

     5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

          (a) Cause. "Cause" means (i) an act of dishonesty made by the Executive in connection with such Executive's responsibilities as an Executive,
(ii) the Executive's indictment for, conviction of, or plea of guilty or nolo contendre to, a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) the Executive's gross misconduct, (iv) the Executive's continued substantial failure to perform such Executive's duties after the Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Executive has not substantially performed such Executive's duties, (v) the willful and continued material violation of written Company policies or procedures by Executive, after a written demand for substantial compliance with such policies or procedures is delivered to Executive by the Compensation Committee of the Board of Directors of the Company which specifically identifies the manner in which such Committee or the Board believes that Executive has not substantially complied with the same, or (vi) Executive's breach of any of the provisions of Sections 7 through 12 of this Agreement.

          (b) Change of Control. "Change of Control" means the occurrence of any of the following:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iii) The date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or


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               (iv) The date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

          (c) Disability. If the Company determines in good faith that the Disability of Executive has occurred, it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive, provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive, as determined by the Board, to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) an aggregate of 180 days in a 12-month period. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by a physician mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

          (d) Good Reason. "Good Reason" means without the Executive's consent
(i) a significant reduction or elimination of the Executive's duties or responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater duties, compensation and status), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) a reduction by the Company in the base compensation of the Executive as in effect immediately prior to such reduction other than in connection with a generally applicable reduction in executive officer compensation; or (iii) the involuntary relocation of the Executive to a facility or a location more than fifty (50) miles from such Executive's then current location; (iv) any failure by the Company to comply with and satisfy Section 6(a) of this Agreement; or (v) the material breach by the Company of any provision of this Agreement.

     Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination of Good Reason made by Executive shall be conclusive, but the Company shall have an opportunity to cure any claimed event of Good Reason within 30 days of notice from Executive and the Board's good faith determination of cure shall be binding. The Company shall notify Executive of the timely cure of any claimed event of Good Reason and the manner in which such cure was effected, and any notice of termination delivered by Executive based on such claimed Good Reason shall be deemed withdrawn and shall not be effective to terminate the Agreement.


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     6. Successors.

          (a) The Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) The Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7. Conditional Nature of Severance Payments. The parties agree that the following sections of Executive's Employment Agreement with the Company, dated as of the Effective Date, or as such sections may be amended from time to time, shall be incorporated herein and shall be deemed to be operative provisions of this Agreement notwithstanding any future termination of such Employment
Agreement: (i) Section 9, Nondisclosure of Trade Secrets and Confidential Information, (ii) Section 10, Nonrecruitment, Nonsolicitation and Noncompetition Covenants, (iii) Section 11, Ownership of Protected Works, (iv) Section 12, Rights to Materials and Return of Materials, (v) Section 13, Inventions, Discoveries and Improvements, and (vi) Section 14, Works Made for Hire.

     8. Arbitration.

          (a) With the exception of any dispute arising under Section 5 of this Agreement, the Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in COBB COUNTY, GEORGIA in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply SOUTH CAROLINA law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in GEORGIA for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.


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          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES
ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     All parties must initial here for Section 8 to be effective:

     JDG

     GJD

     9. Notice.

          (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer, with a copy to the General Counsel.

          (b) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his or her rights hereunder.

     10. Miscellaneous Provisions.

          (a) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this


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Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

          (d) Entire Agreement. Except as provided in Section 7, this Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

          (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina.

          (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (i) Code Section 409A. This Agreement is to be construed and the compensation and benefits provided hereunder are to be paid in such manner and at such times as shall comply with Code Section 409A and the regulations and guidance promulgated thereunder by the U.S. Department of the Treasury. Notwithstanding anything to the contrary herein, such payments shall be delayed to the extent necessary, but only to such extent, (i) to comply with Code
Section 409A and such regulations and provisions and (ii) to avoid the payment of any penalties thereunder.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                        COMPANY


                                        By: /s/ Gregory J. Dukat         10/3/05
                                            ---------------------------
                                        Title: President and Chief
                                               Executive Officer


                                        EXECUTIVE


                                        By: s/ John D. Gregg
                                            ---------------------------
                                        Title: Executive Vice President
                                               of Field Operations


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